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EXHIBIT 21.1      SUBSIDIARIES OF STERIS CORPORATION

     STERIS has no parent company. As of March 31, 1999, certain of its direct and indirect subsidiaries were as follows:

               Subsidiary                                                      Location
               ----------                                                      --------
               STERIS Foreign Sales Corporation                                US Virgin Islands
               Medical & Environmental Designs, Inc. (MED Inc.)                Missouri
               STERIS S.r.l.                                                   Italy
               Ecomed, Inc.                                                    Indiana
               Isomedix Inc.                                                   Delaware
               Isomedix Corporation                                            Canada
               Isomedix Operations Inc                                         Delaware
               Hausted, Inc.                                                   Delaware
               American Sterilizer Company                                     Pennsylvania
               STERIS Inc.                                                     Delaware
               STERIS Canada Inc.                                              Canada
               STERIS (Barbados) Corp.                                         Barbados
               STERIS Canada Corporation                                       Canada
               STERIS Europe, Inc.                                             Delaware
               STERIS Holdings B.V.                                            Netherlands
               AMSCO Finn-Aqua Oy                                              Finland
               STERIS GmbH                                                     Germany
               AMSCO S.A./N.V.                                                 Belgium
               STERIS Iberia, S.A.  (Spain)                                    Spain
               STERIS S.A. (France)                                            France
               STERIS Limited                                                  United Kingdom
               Detach AB                                                       Sweden
               STERIS Asia Pacific, Inc.                                       Delaware
               STERIS Japan, K.K.                                              Japan
               STERIS Hong Kong Limited                                        Hong Kong
               STERIS Singapore Pte. Ltd.                                      Singapore
               STERIS Latin America, Inc.                                      Delaware
               AMSCO Brasil Comercio e Servicos Ltda.                          Brazil
               AMSCO de Costa Rica, S.A.                                       Costa Rica